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                                                                    EXHIBIT 23.1

                        CONSENT OF PANNELL KERR FORSTER
                        -------------------------------



     We hereby consent to the incorporation by reference in the Registration Statements of Aura Systems, Inc. on Form S-3 (File Nos. 333-1315, 33-75160, 333-41509 and 333-46773) and Form S-8 (File No. 33-66982) of our report dated June 10, 1998, on our audits of the financial statements of Aura Systems, Inc. as of February 28, 1998, February 28, 1997, and February 29, 1996, and for each of the three years then ended, which report appears in the Form 10-K of Aura Systems, Inc. for the fiscal year ended February 28, 1998.



PANNELL KERR FORSTER
Los Angeles, California
June 10, 1998